UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MERCHANTS BANCORP

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	20-5747400 (I.R.S. Employer Identification No.)

11555 N. Meridian Street, Suite 400 Carmel, Indiana (Address of principal executive offices)	46032 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.00% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-228721

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.                   Description of Registrant’s Securities to Be Registered.

This Registration Statement on Form 8-A relates to an aggregate of up to 3,500,000 shares of 7.00% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, without par value (the “Series A Preferred Stock”) of Merchants Bancorp (the “Company”), with a liquidation preference of $25.00 per share, which represents up to $87,500,000 in aggregate liquidation preference. A description of the Series A Preferred Stock is set forth under the heading “Description of Series A Preferred Stock” in the Company’s final prospectus supplement, dated March 21, 2019, to the prospectus, dated December 18, 2018, which constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-228721), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.                   Exhibits.

Exhibit 3.1

First Amended and Restated Articles of Incorporation of Merchants Bancorp (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333- 220623) filed on September 25, 2017).

Exhibit 3.2	Articles of Amendment designating the 7.00% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock.

Exhibit 3.3	Second Amended and Restated By-Laws of Merchants Bancorp (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on November 20, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MERCHANTS BANCORP

Date: March 28, 2019	By:	/s/ Terry A. Oznick
	Name:	Terry A. Oznick
	Title:	Senior Vice President, General Counsel